EXHIBIT 99.1

Premier Exhibitions Reports First Quarter Fiscal 2016 Results

ATLANTA, July 9, 2015 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (NASDAQ:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the first quarter of fiscal 2016 ended May 31, 2015.

Comparing the first fiscal quarter 2016 with the prior year's first fiscal quarter:

  Total revenue decreased 3.2% to $7.2 million compared to $7.5 million in the first quarter of fiscal 2015. Exhibition revenue was negatively impacted by a reduction in the number of exhibitions rented to promoters or museums. Merchandise revenue was negatively impacted by fewer exhibitions presented in the first quarter of fiscal 2016 offset partially by an increase in average retail per attendee for semi-permanent exhibitions.
  Gross profit decreased to $1.7 million from $3.1 million in last year's first fiscal quarter while gross margins fell to 24.0% from 41.2% in the prior year period. The decrease in gross profit was inclusive of $1.0 million of additional expense related to the New York City location with limited corresponding revenue to offset the expenses.
  Net loss after non-controlling interest was $2.3 million, or $0.46 per diluted share, compared to net loss after non-controlling interest of $1.2 million, or $0.25 per diluted share in last year's first fiscal quarter. Adjusted EBITDA, a non-GAAP measure (1), was $0.6 million, a decrease of $0.4 million from in the prior year.
  Total exhibition days decreased 24.4% to 1,078 as compared to 1,426 in the first fiscal quarter of 2015.
  Average attendance per exhibition day increased 4.8% to 484 compared to 462 in last year's first fiscal quarter. Average ticket prices for semi-permanent and partner presented exhibitions increased 18.8% to $18.04 from $15.18 in the first quarter of fiscal 2015.
  Average attendance per exhibition day for semi-permanent exhibitions was 344 compared to 373 in the prior year period. Average ticket prices for semi-permanent exhibitions increased 10.2% to $21.42 from $19.44 in the first quarter of fiscal 2015.
  General and administrative expenses decreased 13.0% to $2.9 million, compared with $3.3 million in last year's first fiscal quarter as the Company incurred lower compensation expense during the first quarter of fiscal 2016 which was partially offset by an increase in professional fees related to the merger transaction.
  On May 31, 2015, the Company had total cash and cash equivalents of $1.6 million.

Michael Little, Premier's Interim President and Chief Executive Officer, stated, "Our disappointing performance during the quarter is due to underutilization of our Bodies and Titanic exhibitions coupled with rent expenses for 'Saturday Night Live: The Exhibition' that were only modestly offset by revenues since the exhibition opened in late May. On the top-line, fewer overall exhibitions presented resulted in a decrease in total exhibition days as well as lower merchandise sales. This in turn resulted in lower gross profit and a higher net loss compared to the year-ago period."

Little continued, "In the face of these challenges, our focus remains reducing all non-essential expenses, including G&A, and managing liquidity. Although we incurred professional fees related to the pending merger, we reduced our overall compensation expenses to better align our base business cost structure with revenues. We are also doing everything possible to minimize our cash-burn given our liquidity constraints."

Little added, "We fully appreciate the importance of SNL's success to the future of our exhibition business and are cautiously optimistic by the public's reception to the property thus far. Our celebration of the iconic sketch comedy and variety show is situated in midtown Manhattan and has garnered positive reviews in leading news and entertainment publications. Our objective is to position the venue and exhibit as a 'must see' for metropolitan area residents and tourists alike. In promoting the venue and exhibit, we are partnering with the local media and tourism industry to promote SNL as a quintessential New York landmark, thus building future ticket sales."

Little concluded, "At this time, we have no further update on our merger agreement with Dinoking Tech Inc. We will be submitting our proxy for review by the SEC shortly and expect to hold the shareholder meeting to vote on the merger early in the third quarter of fiscal 2016."

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income/(loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and fixed assets, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (NASDAQ:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	May 31,	February 28,
	2015	2015
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 1,589	$ 4,798
Accounts receivable, net of allowance for doubtful accounts of $220	1,669	1,417
Merchandise inventory, net of reserve of $25	1,101	1,127
Income taxes receivable	49	49
Prepaid expenses	3,209	2,684
Other current assets	505	459
Total current assets	8,122	10,534

Artifacts owned, at cost	2,877	2,881
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $23,539 and $22,766, respectively	20,930	11,503
Exhibition licenses, net of accumulated amortization of $5,225 and $6,069, respectively	1,561	1,629
Film, gaming and other application assets, net of accumulated amortization of $1,882 and $1,726, respectively	1,451	1,608
Deferred financing costs, net of accumulated amortization of $383 and $318, respectively	--	65
Future rights fees, net of accumulated amortization of $3,592 and $3,551, respectively	788	829
Construction deposit	--	134
Lease incentive	1,290	5,899
Restricted cash	93	426
Restricted securities	801	801
Deferred income taxes	60	60
Long-term exhibition costs	195	261
Subrogation rights	250	250
Total Assets	$ 38,419	$ 36,881

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 6,151	$ 4,782
Deferred rent	159	668
Deferred revenue	2,380	2,901
Deferred income taxes	60	60
Current portion of capital lease obligations	72	31
Current portion of royalty payable, net of discount of $29 and $48, respectively	268	413
Current portion of notes payable, net of discount of $7 and $10, respectively	11,693	8,190
Total current liabilities	20,783	17,045

Long-Term liabilities:
Lease abandonment	891	997
Deferred rent	9,137	8,867
Long-term portion of capital lease obligations	267	32
Long-term portion of royalty payable, net of discount of $48	207	301
Total long-term liabilities	10,502	10,197

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 4,917,423 and 4,916,644 shares, respectively; outstanding 4,917,222 and 4,916,443 shares, respectively	1	1
Additional paid-in capital	54,144	54,104
Accumulated deficit	(48,382)	(46,105)
Accumulated other comprehensive loss	(13)	(13)
Less treasury stock, at cost; 201 shares	(1)	(1)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	5,749	7,986
Equity Attributable to Non-controlling interest	1,385	1,653
Total liabilities and shareholders' equity	$ 38,419	$ 36,881

Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended May 31,
	2015	2014
Revenue:
Exhibition revenue	$ 5,913	$ 6,008
Merchandise revenue	1,272	1,345
Management fee	34	138
Licensing fee	30	--
Total revenue	7,249	7,491

Cost of revenue:
Exhibition costs	4,971	3,821
Cost of merchandise sold	538	586
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	5,509	4,407

Gross profit	1,740	3,084

Operating expenses:
General and administrative	2,866	3,295
Depreciation and amortization	1,038	1,151
Gain on sale of assets	--	(4)
Total operating expenses	3,904	4,442

Loss from operations	(2,164)	(1,358)

Other income and (expense)
Interest expense	(375)	(23)
Other income/(expense)	(6)	18
Total other expense	(381)	(5)

Loss before income taxes	(2,545)	(1,363)

Income tax expense	--	--

Net loss	(2,545)	(1,363)
Less: Net loss attributable to non-controlling interest	268	151
Net loss attributable to the shareholders of Premier Exhibitions, Inc.	$ (2,277)	$ (1,212)

Net loss per share:
Basic loss per common share	$ (0.46)	$ (0.25)
Diluted loss per common share	$ (0.46)	$ (0.25)

Shares used in basic per share calculations	4,917,087	4,906,440
Shares used in diluted per share calculations	4,917,087	4,906,440

Comprehensive loss	$ (2,277)	$ (1,212)

Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)

	Three Months Ended May 31,
	2015	2014
Cash flows from operating activities:
Net loss	$ (2,545)	$ (1,363)

Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation and amortization	1,038	1,151
Lease abandonment	(106)	(117)
Stock-based compensation	40	73
Allowance for doubtful accounts	--	10
Amortization of deferred financing costs	65	--
Write-off of assets	16	--
Amortization of debt discount	22	21
Gain on sale of assets	--	(4)
Changes in operating assets and liabilities:
Increase in accounts receivable	(346)	(59)
Decrease in merchandise inventory	26	61
Increase in prepaid expenses	(627)	(391)
Increase in other assets	(46)	(20)
Decrease in income taxes receivable	--	73
Increase in other receivables	--	(10)
(Increase)/decrease in restricted cash	333	(8)
Decrease in long-term development costs	152	83
Increase in accounts payable and accrued liabilities	1,369	1,052
Increase/(decrease) in deferred rent	(239)	5
Increase/(decrease) in deferred revenue	(521)	562
Total adjustments	1,176	2,482
Net cash provided by/(used in) operating activities	(1,369)	1,119

Cash flows from investing activities:
Purchases of property and equipment	(5,166)	(370)
Redemption of certificates of deposit	--	201
Purchase of restricted certificate of deposit	--	(800)
Proceeds from disposal of assets	--	4
Decrease in artifacts	4	6
Net cash used in investing activities	(5,162)	(959)

Cash flows from financing activities:
Deferred financing costs	--	(50)
Payments on capital lease obligations	(14)	(9)
Proceeds from notes payable	3,500	--
Payments on royalty payable	(164)	(220)
Net cash provided by/(used in) financing activities	3,322	(279)

Net decrease in cash and cash equivalents	(3,209)	(119)
Cash and cash equivalents at beginning of period	4,798	3,434
Cash and cash equivalents at end of period	$ 1,589	$ 3,315

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 193	$ 9
Cash received during the period for taxes	$ --	$ (73)
Supplemental disclosure of non-cash investing and financing activities:
Net assets recognized from execution of royalty agreement	$ --	$ 31
Non-cash refinancing of notes payable	$ 8,000	$ --
Purchase of property and equipment under capital leases	$ 290	$ --
Non-cash payment on royalty payable	$ 94	$ --
Non-cash purchase of property and equipment using lease incentive and construction deposit	$ 4,743	$ --

Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended
	May 31, 2015	May 31, 2014
	1Q16	1Q15

Net loss	$ (2,545)	$ (1,363)
Other expense	6	(18)
Interest expense	375	23
Depreciation and amortization	1,038	1,151
Transaction related expenses	517	--
Stock-based compensation	41	73
Adjusted EBITDA(1)	$ (568)	$ (134)

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended
	May 31, 2015	May 31, 2014
	1Q16	1Q15

Compensation, excluding stock-based compensation	$ 990	$ 1,575
Stock-based compensation	41	73
Legal and other professional fees	853	502
Rent and other office expenses	443	427
Other	539	718
General & Administrative expense	$ 2,866	$ 3,295

Table 6
Exhibition Revenues & Operating Statistics
(In thousands)

	Three Months Ended
	May 31, 2015	May 31, 2014
	1Q16	1Q15

Admissions revenue	$ 4,840	$ 4,665
Non-refundable license fees for current exhibitions	1,073	1,343
Total exhibition revenues	$ 5,913	$ 6,008

Key Non-financial Measurements
Total number of exhibitions presented	17	20
Semi-permanent exhibitions presented	7	6
Partnered exhibitions presented	8	8
Exhibitions rented to promoters or museums	2	6
Total operating days for semi-permanent, partner and rented exhibitions	1,078	1,426
Total attendance for semi-permanent and partner presented exhibitions (in 000's)	445	496
Average attendance per day for semi-permanent and partnered exhibitions presented	484	462
Average ticket price for semi-permanent and partnered exhibitions presented	$ 18.04	$ 15.18
Average retail per attendee for semi-permanent and partnered exhibitions presented	$ 2.63	$ 2.67

Semi permanent exhibitions:
Total operating days	554	552
Total attendance (in 000's)	190	206
Average attendance per day	344	373
Average ticket price	$ 21.42	$ 19.44
Average retail per attendee	$ 3.58	$ 3.28
CONTACT: Investor Contact:
         Michael J. Little
         Interim President and Chief Executive Officer
         Chief Financial and Chief Operating Officer
         (404) 842-2600
         michael.little@prxi.com